China Direct Posts Record Financial Results and
                       Raises Financial Guidance for 2007

                  o 2nd Quarter Revenues Reach $40.45 Million
             o 2nd Quarter Diluted Earnings per Share Reaches $0.15
                   o Total Assets Increase to $37.27 Million
                o Shareholder Equity Increases to $12.53 Million

Boca Raton, Florida - August 8, 2007 - (PR Newswire) - China Direct, Inc. (OTC
BB: CHND), a company maintaining active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities, announced today the Company's financial results for the second quarter of 2007 ended June 30, 2007.

Financial Highlights

Revenues for the second quarter ended June 30, 2007 increased to $40,452,970 as compared to revenues of $180,417 in the second quarter ended June 30, 2006. The increase in revenues was primarily attributable to the three Chinese entities acquired since October 2006, Chang Magnesium, Lang Chemical and CDI Wanda, as well as a strong performance from our consulting division.

Gross profit for the second quarter of 2007 was $3,710,589 as compared to $46,883 in the second quarter ended June 30, 2006. Total operating expenses for the second quarter of 2007 increased to $847,417 compared to $509,200 in the second quarter of 2006. The increase in operating expenses in the second quarter of 2007 was primarily attributable to increased staffing associated with the financial management and integration of our expanded operations in China. The company also experienced increases in travel expenses, professional consulting fees, professional insurance premiums, as well as non-cash option charges for employees, management, and professional advisors.

Net income for the second quarter of 2007 increased to $2,267,742 or $0.16 per basic share, as compared to a loss of $(362,697) or a loss of $(0.04) per basic share for the second quarter of 2006. On a fully diluted basis, earnings per share for the second quarter of 2007 were $0.15 per share as compared to a loss of $(0.04) per share for the second quarter of 2006.

For the first six months, revenues increased to $71,391,910 as compared to revenues of $386,832 during the first six months of 2006.

Gross profit for the six months ended June 30, 2007 was $7,182,515 as compared to $238,038 for the six months ended June 30, 2006. Total operating expenses for the second quarter of 2007 increased to $1,684,926 as compared to $853,340 for the six months ended June 30, 2006.

Net income for the six months ended June 30, 2007 increased to $4,138,611 or $0.31 per basic share as compared to a loss of $(180,268) or a loss of $(0.02) per basic share for the six months of 2006. On a fully diluted basis, the earnings per share for the six months of 2007 were $0.27 per share as compared to a loss of $(0.02) per share for the six months of 2006.

Balance Sheet

As of June 30, 2007, total assets were $37,263,534, an increase of 78.8% from $20,835,405 as of December 31, 2006. As of June 30, 2007, shareholder equity reached $12,526,930, an increase of 113.6% from $5,864,324 as of December 31, 2006. As of June 30, 2007, cash and cash equivalents were $8,132,795 and working capital was approximately $14.45 million, compared to cash and cash equivalents of $3,030,335 and working capital of approximately $6.8 million as of December 31, 2006, respectively.

2007 Financial Guidance

As a result of stronger than expected performance in the first six months in 2007 and its current outlook for the remainder of the year, management anticipates that annual sales will now exceed $150 million as opposed to its previous 2007 estimate of $120 million. This new guidance for 2007 does not take into consideration any potential acquisitions that the company may be contemplating nor does it include any revenues from the new magnesium facilities currently under construction. Management also now believes that net income will exceed $8.25 million in 2007 as opposed to its previous guidance of net income of $6 million. Management evaluates its outlook on a quarterly basis and will communicate any changes in its business outlook following the third quarter results.

Dr. James Wang, CEO and Chairman of China Direct, stated "We are very pleased with the financial performance of our four divisions during the first six months of 2007. We anticipate that this strong performance will carry over into the second half of the year. Management is diligently working to improve profit margins across all of our divisions by focusing on controlling operational expenses and building new manufacturing facilities to increase production in response to demand. Based on our strong cash flow and the recent warrant exercise in which we received $4.2 million, the company is in a strong financial and operational position to pursue new acquisition opportunities. We are confident that our strong balance sheet will enable management to effectively deploy capital throughout our divisions to increase capacity and marketing capabilities as we head into the second half of 2007 and beyond into 2008. We look forward to building on this positive momentum as we strive to achieve continued growth in both our top and bottom line performance."


China Direct Conference Call to discuss the Company's financial results for the Second Quarter of 2007 ended June 30, 2007.

The conference call will take place at 4:30 p.m. EDT on Wednesday, August 8, 2007. Anyone interested in participating should call 1-800-936-9754 if calling within the United States or 1-973-935-2048 if calling internationally approximately 5 to 10 minutes prior to 4:30 p.m. Participants should ask for the China Direct 2007 Second Quarter Financial Results conference call. There will be a playback available until August 15, 2007. To listen to the playback, please call 1-877-519-4471 if calling within the United States or 1-973-341-3080 if calling internationally. Please use the pass code 9081157 for replay. This call is being webcast by ViaVid Broadcasting and can be accessed at China Direct's website at http://www.cdii.net. The webcast may also be accessed at ViaVid's website at http://www.viavid.net. The webcast can be accessed through August 31, 2007 on either site. To access the webcast, you will need to have the Windows Media Player on your desktop. For the free download of the Media Player, please visit: http://www.microsoft.com/windows/windowsmedia/en/download/default.asp

                       CHINA DIRECT, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                  June 30, 2007
                                   (Unaudited)

                                             ASSETS
Current Assets:

  Cash and cash equivalents                                                                      $ 8,132,795

  Notes receivable                                                                                   192,031

  Investment in marketable securities held for sale                                                3,060,463

  Investment in marketable securities held for sale-related party                                  1,511,340

  Accounts receivable, net of allowance for doubtful accounts $8,485                              10,250,851

  Inventories                                                                                      1,634,963

  Prepaid expenses and other assets                                                                6,003,756

  Prepaid expenses-related party                                                                     418,875

  Other receivables                                                                                  683,451

  Due from related party                                                                           1,434,946
                                                                                                   ----------
     Total current assets
                                                                                                  33,323,471


Property, plant and equipment, net of accumulated depreciation of $292,239                         3,577,621

Prepaid expenses                                                                                     295,776

Property use rights, net                                                                              66,666
                                                                                                   -----------


     Total assets                                                                              $  37,263,534
                                                                                                   ===========



                              LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:

  Loan payable-short term                                                                          $ 167,540

  Accounts payable and accrued expenses                                                            5,229,225

  Accounts payable-related party                                                                   4,692,308

  Liabilities in connection with acquisitions-related party                                          368,272

  Advances from customers                                                                          3,395,088

  Deferred revenues-short term                                                                     1,311,635

  Other payables                                                                                   3,166,027

  Income tax payable                                                                                 528,099

  Due to related party                                                                                17,336
                                                                                                   ----------
    Total current liabilities
                                                                                                  18,875,530


Deferred revenues-long term                                                                          248,950


Minority interest                                                                                  5,612,124

Stockholders' Equity:


  Preferred Stock: $.0001 par value, 10,000,000 authorized, no shares issued and outstanding              -

  Common Stock; $.0001 par value, 1,000,000,000 authorized, 14,900,433  issued and outstanding         1,490

  Additional paid-in capital                                                                       8,232,472

  Deferred compensation                                                                             (140,920)

  Accumulated comprehensive loss                                                                    (334,878)

  Retained earnings                                                                                4,768,766
                                                                                                   ---------


     Total stockholders' equity                                                                  $ 12,526,930
                                                                                                   ----------


     Total liabilities and stockholders' equity                                                  $ 37,263,534
                                                                                                   ===========


                       CHINA DIRECT, INC. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                                  (Un-audited)

                                                           For the Three Months         For the Six Months
                                                              Ended June 30,              Ended June 30,
                                                             2007         2006          2007          2006
                                                         ------------- ------------ ------------- -------------


Revenues                                                 $ 40,012,970    $ 135,417 $ 70,511,910     $ 241,832

Revenues-related party                                        440,000       45,000      880,000       145,000
                                                         ------------- ------------ ------------- -------------
     Total revenues
                                                           40,452,970      180,417    71,391,910       386,832


Cost of revenues                                           36,742,381      133,534    64,209,395       148,794
                                                         ------------- ------------ ------------- -------------


Gross profit                                                3,710,589       46,883     7,182,515       238,038

Operating expenses:

    Selling, general, and administrative                      847,417      503,648     1,684,926       842,088

    Selling, general, and administrative-related party              -        5,552             -        11,252
                                                         ------------- ------------ ------------- -------------


     Total operating expenses                                 847,417      509,200     1,684,926       853,340
                                                         ------------- ------------ ------------- -------------


     Operating income (loss)                                2,863,172     (462,317)    5,497,589      (615,302)

Other income (expense):

Other income                                                  371,433            -       381,369             -

Interest income                                                41,855            -        71,021             -

Unrealized gain (loss) on trading securities                        -      (138,175)           -       273,500

Realized gain on sale of marketable securities                206,236            -       206,236        43,345
Realized gain on sale of marketable securities-related
party                                                         (16,041)            -      (32,014)            -
                                                         ------------- ----------- ------------- -------------


Net income (loss) before income taxes                       3,466,655    (600,492)     6,124,201      (298,457)


Income taxes (expenses) benefits                             (522,159)    237,795       (754,731)      118,189
                                                         ------------- ------------ ------------- -------------


Net income before minority interest                         2,944,496    (362,697)     5,369,470     (180,268)


Minority interest in income of subsidiary                    (676,754)            -   (1,230,859)             -


Net income (loss)                                         $ 2,267,742   $(362,697)   $ 4,138,611    $(180,268)
                                                         ------------- ------------ ------------- -------------


Foreign currency translation gain                             167,891            -       248,049            -

                                                                    -

Unrealized gain (loss) on marketable securities held                -

for sale, net of income taxes                                  48,315            -      (559,224)

                                                                    -

Unrealized gain (loss) on marketable securities held                -

for sale-related party, net of income taxes                  (214,624)      253,680     (556,082)     1,395,240
                                                         ------------- ------------ ------------- -------------


Comprehensive income (loss)                               $  2,269,324   $(109,017) $ 3,271,354    $ 1,214,972
                                                         ============= ============ ============= =============



Basic earnings (loss) per common share                      $    0.16    $  (0.04)     $    0.31     $   (0.02)
                                                         ============= ============ ============= =============

Diluted earnings (loss) per common share                    $    0.15    $  (0.04)     $    0.27     $   (0.02)
                                                         ============= ============ ============= =============



Basic weighted average common shares outstanding           13,882,955   10,000,000    13,464,666    10,000,000
                                                         ============= ============ ============= =============


Diluted weighted average common shares outstanding         15,380,420   10,000,000    15,174,110    10,000,000
                                                         ============= ============ ============= =============

About China Direct, Inc.

China Direct, Inc. (OTCBB: CHND) maintains active, majority stakes in a diversified portfolio of Chinese companies as well as offering consulting services for both private and publicly traded Chinese entities. China Direct provides a platform to develop and nurture these entities as they expand their businesses globally. As a direct link to China, our Company serves as a vehicle to allow investors to directly participate in the rapid growth of the Chinese economy in a diversified and balanced way. For more information about China Direct, please visit http://www.cdii.net.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations or beliefs, including, but not limited to, statements concerning the Company's operations, financial performance and, condition. For this purpose, statements that are not statements of historical fact may be deemed to be forward-looking statements. The Company cautions that these statements by their nature involve risks and uncertainties, and actual results may differ materially depending on a variety of important factors, including, but not limited to, the impact of competitive products, pricing and new technology; changes in consumer preferences and tastes; and effectiveness of marketing; changes in laws and regulations; fluctuations in costs of production, and other factors as those discussed in the Company's reports filed with the Securities and Exchange Commission from time to time. In addition, the company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date hereof.

Contact:

Investor Relations,

HC International, Inc.
Alan Sheinwald, Partner
Tel: (914) 669-0222
Email: Alan.Sheinwald@HCinternational.net

Company,

China Direct, Inc.
Richard Galterio, Executive Vice President
Tel: 1-877-China-57
Email: Richard@cdii.net